UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2011 (February 3, 2011)

Realogy Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Campus Drive

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1. Indenture and Senior Secured Notes due 2019

On February 3, 2011, Realogy Corporation, a Delaware corporation (the “Company”), issued $700,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2019 (the “Notes”) under an indenture, dated as of February 3, 2011 (the “Indenture”), among the Company, Domus Holdings Corp., a Delaware corporation and indirect parent of the Company (“Holdings”), Domus Intermediate Holdings Corp., a Delaware corporation and direct parent of the Company (“Intermediate”), the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Company used the net proceeds from the offering of the Notes, along with cash on hand, to prepay $700 million of its first lien term loans that had their maturity extended in connection with a previously announced amendment to the Company’s senior secured credit facility. The amendment as well as the extensions of the maturity of a significant portion of the Company’s first lien term loans, revolving commitments and synthetic letter of credit commitments became effective upon the prepayment. Pursuant to the amendment, the Notes and any future indebtedness secured by a lien that is junior in priority to the first lien obligations under the senior secured credit facility do not, subject to certain exceptions, constitute senior secured debt for purposes of calculating the senior secured leverage ratio under the senior secured credit facility. See “First Amendment to Senior Secured Credit Facility and Incremental Assumption Agreement” below.

The Notes are senior secured obligations of the Company and will mature on February 15, 2019. The Notes bear interest at a rate of 7.875% per annum, payable semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on February 15 and August 15 of each year.

The Company may redeem all or a portion of the Notes at any time on or after February 15, 2015, at the applicable redemption price plus accrued and unpaid interest. In addition, prior to February 15, 2015, the Company may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, plus a “make-whole” premium. The Company may also redeem up to 35% of the aggregate principal amount of the Notes at any time on or prior to February 15, 2014, with the next cash proceeds of certain equity offerings at a price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest, to the date of redemption. If the Company experiences certain kinds of changes in control, it must offer to purchase the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest. If the Company sells certain assets, it must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes and the guarantees are the Company’s, Intermediate’s and the Note Guarantors’ senior secured obligations and:

•

rank senior in right of payment to the Company’s, Intermediate’s and the Note Guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes, including its obligations under the Convertible Notes, the 13.375% Senior Subordinated Notes due 2018 and the 12.375% Senior Subordinated Notes due 2015;

•

rank equally in right of payment with all of the Company’s, Intermediate’s and the Note Guarantors’ existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, including its obligations under the senior secured credit facility, the 10.50% Senior Notes due 2014, the 11.50% Senior Notes due 2017, the 11.00%/11.75% Senior Toggle Notes due 2014 and the 12.00% Senior Notes due 2017;

•

are effectively junior to all of the Company’s, Intermediate’s and the Note Guarantors’ existing and future debt secured by a senior priority lien, including its first lien obligations under the senior secured credit facility, to the extent of the value of the assets securing such debt;

•

are effectively senior to all of the Company’s, Intermediate’s and the Note Guarantors’ existing and future debt secured by a junior priority lien, including its second lien obligations under the senior credit facility, and unsecured senior debt and other unsecured obligations, in each case, to the extent of the value of the assets securing the Notes (after giving effect to any senior lien on the collateral); and

•	rank equal to all of the Company’s, Intermediate’s and the Note Guarantors’ future debt secured by a pari passu priority lien.

The guarantee by Holdings is Holdings’ unsecured senior subordinated obligation, is equal in right of payment to all existing and future subordinated indebtedness of Holdings and is junior in right of payment to all existing and future senior indebtedness of Holdings.

Guarantees

The Notes are jointly and severally guaranteed by each of the Company’s existing and future U.S. subsidiaries that is a guarantor under its senior secured credit facility or that guarantees certain other indebtedness in the future, subject to certain exceptions (the “Note Guarantors”) and by Intermediate on a senior secured basis, and by Holdings on an unsecured senior subordinated basis.

Collateral

The Notes and guarantees thereof (other than the guarantee by Holdings) have the benefit of a lien on substantially all the Company’s, Intermediate’s and the Note Guarantors’ tangible and intangible assets that secure the Company’s first lien obligations under its senior secured credit facility. The priority of the collateral liens securing the Notes is effectively junior to all senior priority liens including those securing the Company’s first lien obligations under the senior secured credit facility and senior to all junior priority liens including those securing the Company’s second lien obligations under the senior secured credit facility

Optional Redemption

On or after February 15, 2015, the Company may redeem the Notes at its option at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth in the applicable table below:

Period	Redemption Price
2015	103.938%
2016	101.969%
2017 and thereafter	100.000%

In addition, prior to February 15, 2015, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to February 15, 2014, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more equity offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase capital stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 107.875%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 30 nor more than 60 days’ notice mailed (or electronically transmitted) to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture. Notice of any redemption upon any equity offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related equity offering.

Change of Control

Upon the occurrence of a change of control, as defined in the Indenture, the Company must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains various covenants that limit the Company and its restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock;

•	pay dividends or make distributions to its stockholders;

•	repurchase or redeem capital stock;

•	make investments or acquisitions;

•	incur restrictions on the ability of certain of its subsidiaries to pay dividends or to make other payments to the Company;

•	enter into transactions with affiliates;

•	create liens;

•	merge or consolidate with other companies or transfer all or substantially all of its assets;

•	transfer or sell assets, including capital stock of subsidiaries; and

•	prepay, redeem or repurchase debt that is subordinated in right of payment to the Notes.

In addition, the Indenture contains covenants that limit the activities of Intermediate, including its ability to merge or consolidate with other companies or transfer all or substantially all of its assets.

These covenants are subject to a number of important exceptions and qualifications. In addition, for so long as the Notes have an investment grade rating from both Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. and no default has occurred and is continuing under the Indenture, the Company will not be subject to certain of the covenants listed above.

Events of Default

The Indenture also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

2. New Intercreditor Agreement

On February 3, 2011, JPMorgan Chase Bank, N.A., as administrative agent under the senior secured credit facility, The Bank of New York Mellon Trust Company, N.A., as collateral agent under the Indenture, the Company and the Note Guarantors entered into an intercreditor agreement (the “New Intercreditor Agreement”).

The New Intercreditor Agreement governs the relative rights and priorities of the secured parties in respect of security interests in the Company’s and the Note Guarantors’ assets securing the Notes, and the first lien obligations under the senior secured credit facility and future indebtedness which may be secured by such assets on a pari passu basis with either the Notes or with the first lien obligations under the senior secured credit facility, and certain other matters relating to the administration of security interests.

Pursuant to the New Intercreditor Agreement, the agent representing the holders of the first lien obligations under the senior secured credit facility controls substantially all matters related to the collateral securing the first lien obligations under the senior secured credit facility and the Notes. The holders of the first lien obligations under the senior secured credit facility may cause the agent for the first lien obligations under the senior secured credit facility to dispose of, release or foreclose on, or take other actions with respect to the shared collateral with which holders of the Notes may disagree or that may be contrary to the interests of holders of the Notes.

3. Joinder to Intercreditor Agreement

On February 3, 2011, The Bank of New York Mellon Trust Company, N.A., as collateral agent under the Indenture (the “New Collateral Agent”) entered into a joinder (the “Joinder to the Existing Intercreditor Agreement”) to the intercreditor agreement, dated as of September 28, 2009, among JPMorgan Chase, N.A., as agent for the holders of the first lien obligations under the senior secured credit facility, Wilmington Trust Company, as agent for the holders second lien obligations under the senior secured credit facility, the Company and the Note Guarantors (the “Existing Intercreditor Agreement”).

Pursuant to the Joinder to the Existing Intercreditor Agreement, the New Collateral Agent became a party to and agreed to be bound by the terms of the Existing Intercreditor Agreement as another first-priority agent, as if it had originally been party to the Existing Intercreditor Agreement as a first-priority agent. The Existing Intercreditor Agreement governs the relative rights and priorities of the secured parties in respect of the security interests in the Company’s and Note Guarantors’ assets securing (i) the first lien obligations (including those first lien obligations arising under the senior secured credit facility and the Notes), (ii) the second lien obligations (including those second lien obligations arising under the senior secured credit facility) and (iii) certain other matters relating to the administration of security interests.

4. Notes Collateral Agreement

On February 3, 2011, the Company, Intermediate, the Note Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent, entered into a Notes Collateral Agreement, dated and effective as of February 3, 2011 (the “Notes Collateral Agreement”).

Pursuant to the Notes Collateral Agreement, the Notes will be secured by a lien on substantially all of the assets of the Company, Intermediate and the Note Guarantors (with certain exceptions).

5. First Amendment to Senior Secured Credit Facility and Incremental Assumption Agreement

On February 3, 2011, the First Amendment to the Company’s senior secured credit facility (the “First Amendment”), as more fully described in the Company’s Current Report on Form 8-K filed January 27, 2011, became effective upon the prepayment of $700 million of its first lien loans that were extended in connection with the First Amendment. The prepayment was made from the net proceeds from the offering of the Notes, along with cash on hand. In connection therewith, on February 3, 2011, the Company, Intermediate, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into an Incremental Assumption Agreement which sets forth the terms pursuant to which certain financial institutions and other entities extended the maturities of their first lien term loans, revolving commitments and synthetic letter of credit commitments under the senior secured credit facility, and converted a portion of their revolving loans to first lien term loans.

Affiliates of JPMorgan Chase Bank, N.A., which serves as administrative agent under the Existing Intercreditor Agreement, the New Intercreditor Agreement and the Incremental Assumption Agreement, as well as certain of the lenders party to the Incremental Assumption Agreement, have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. They have received (or will receive) customary fees and commissions for these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 3, 2011, the Company issued a press release announcing the completion of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Corporation

By:		/s/ Marilyn J. Wasser
	Name:	Marilyn J. Wasser

	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: February 4, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release issued February 3, 2011.